                                                                    Exhibit 11

              FOREST OIL CORPORATION AND CONSOLIDATED SUBSIDIARIES
            CALCULATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK


                                                                         Years Ended December 31,
                                                                  ---------------------------------------
                                                                       1995         1994        1993
                                                                       ----         ----        ----
                                                                  (In Thousands Except Per Share Amounts)
Primary earnings (loss) per share:
  Net earnings (loss)                                               $(17,996)     (81,843)    (21,213)

  Less dividend requirements on:
    $.75 Convertible Preferred Stock                                  (2,160)      (2,161)     (2,250)
                                                                    --------      -------     -------

  Net earnings (loss) attributable to common stock
    for primary earnings (loss) per share calculation               $(20,156)     (84,004)    (23,463)
                                                                    --------      -------     -------
                                                                    --------      -------     -------

  Weighted average number of common
    shares outstanding                                                 7,360        5,619       4,399
                                                                    --------      -------     -------
                                                                    --------      -------     -------

Primary earnings (loss) per share of common stock                   $  (2.74)      (14.95)      (5.34)
                                                                    --------      -------     -------
                                                                    --------      -------     -------

Fully diluted earnings (loss) per share:
  Net earnings (loss) attributable to common stock, as above        $(20,156)     (84,004)    (23,463)
  Add:
    Dividend requirements on:
      $.75 Convertible Preferred Stock                                 2,160        2,161       2,250
    Interest expense on 5-1/2% Convertible
      Subordinated Debentures                                             --           --         409
    Expenses related to the 5-1/2% Convertible
      Subordinated Debentures                                             --           --           6
  Less:
    Additional Federal income taxes                                       --           --        (141)
                                                                    --------      -------     -------

  Net earnings (loss) attributable to common stock for
    fully diluted earnings (loss) per share calculation             $(17,996)     (81,843)    (20,939)
                                                                    --------      -------     -------
                                                                    --------      -------     -------

  Common shares applicable to fully diluted calculation:
  Weighted average number of common shares
    outstanding, as above                                              7,360        5,619       4,399
  Add weighted average number of shares:
    Issuable upon assumed conversion of:
      $.75 Convertible Preferred Stock                                 2,017        2,017       2,098
    Issuable upon assumed conversion of 5-1/2%
      Convertible Subordinated Debentures                                 --           --         122
                                                                    --------      -------     -------

  Common shares applicable to fully diluted calculation                9,377        7,636       6,619
                                                                    --------      -------     -------
                                                                    --------      -------     -------

Fully diluted earnings (loss) per share of common stock             $  (1.92)*     (10.72)*     (3.16)*
                                                                    --------      -------     -------
                                                                    --------      -------     -------

* The fully diluted loss per share is not presented in the Company's financial statements because the effects of assumed exercises and conversions were anti-dilutive.